Exhibit 99.1

Limoneira Announces Completion of Agromin Joint Venture Agreement

50%/50% Joint Venture Expected to Transform Green Waste and Food Waste into Agricultural Benefits, Optimizing Underutilized Land and Conserved Water While Generating Expected Substantial EBITDA for Both Partners

SANTA PAULA, Calif.-- (BUSINESS WIRE) – April 15, 2026 -- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified lemon and avocado growing and lemon packing company with related agribusiness activities and real estate development operations, today announced the official signing of definitive agreements to form a 50%/50% joint venture with California Wood Recycling, Inc. dba Agromin, California’s largest organics waste recycler. This milestone follows the letter of intent announced in April 2025 and marks a significant advancement in Limoneira’s diversification strategy and commitment to sustainable agriculture.

The joint venture will develop a 70-acre, state-of-the-art commercial composting center on Limoneira property in Santa Paula, California, the only permitted commercial composting center in Ventura County. The facility will expand from the existing 15-acre green waste composting operation into a comprehensive organic recycling center capable of processing approximately 295,000 tons of organic waste annually. The facility is expected to become operational in the second half of fiscal year 2027 and, at capacity, is projected to contribute significant EBITDA which will be shared equally between Limoneira and Agromin. The joint venture is expected to generate revenue in multiple ways including gate fees from waste haulers as they deliver green waste to the facility and the sale of compost from the recycled material. Limoneira will also lease the 70-acre site to the joint venture for approximately $560,000 annually. The lease agreement includes 89-acre feet of annual water supply to the facility.

The joint venture is intended to directly address California's ongoing efforts to meet Senate Bill 1383 mandates for organic waste diversion and greenhouse gas reduction. As of 2026, California continues to face significant challenges in meeting these environmental requirements. The facility will be permitted to process both green waste and food waste, a complex transition that required 15 years of planning and permitting. As the only permitted commercial composting center in Ventura County, the facility will help communities meet these mandates over the next 50 years while creating usable agricultural products. Additionally, this joint venture is expected to divert approximately 75% of Ventura County’s landfilled organic waste to the state-of-the-art commercial composting center.

"The completion of this joint venture agreement represents a transformational milestone for Limoneira as we execute our diversification strategy and build new platforms for scalable growth," said Harold Edwards, President and Chief Executive Officer of Limoneira Company. "This partnership exemplifies our disciplined approach to capital allocation by putting underutilized land and conserved water to work, generating attractive returns through both joint venture earnings and rental income. By deploying 70 acres of land and 89-acre feet of conserved water into this joint venture with Agromin, we believe that we will generate attractive returns while helping communities meet state-mandated greenhouse gas reduction targets and produce high-quality compost and mulch for direct application across our agricultural operations. We believe this is the highest and best use of these assets, creating long-term EBITDA contribution, rental income and enhanced agricultural productivity."

"This partnership with Limoneira represents a significant expansion of our mission to create sustainable solutions for organic waste management," said Bill Camarillo, CEO of Agromin. "Agromin recycles organic waste for over 200 cities in California, and by combining Limoneira's agricultural expertise with Agromin's proven organic recycling capabilities, we're creating a model facility that demonstrates how agriculture and waste management can work together. We expect that this joint venture will help California communities meet their organics diversion mandates while producing premium compost products that support regenerative agriculture and healthy soils initiatives. We couldn't think of a better partner to grow this business with than Limoneira Company."

About Limoneira Company

Limoneira Company, a 133-year-old international agribusiness headquartered in Santa Paula, California, has become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 7,000 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona and Argentina. The Company is a leading producer of lemons and avocados that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

About Agromin

Agromin, headquartered in Oxnard, California, is the largest organics recycler in the state. Agromin manufactures earth-friendly soil products for farmers, government entities, landscapers and gardeners and serves over 200 California communities. It works with jurisdictions throughout the state to support their fulfillment of SB 1383 procurement needs. Each year, Agromin receives more than 1 million tons of organic material and then uses a safe, natural and sustainable process to recycle the material into more than 300 eco-friendly soil products for landscape, agriculture, consumer and energy markets. The results are more vigorous and healthier plants and gardens, and on the conservation side, the opportunity to close the recycling loop, allowing more room in landfills and reducing greenhouse gas emissions. Agromin is a U.S. Composting Council Composter of the Year recipient. For more information, go to www.agromin.com.

Investors

John Mills

Managing Partner

ICR 646-277-1254

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “could,” “expect,” “may,” “anticipate,” “outlook,” “plans,” “intend,” “should,” “will,” “likely,” “strive,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: success in executing the Company’s business plans and strategies, including the implementation of the joint venture with Agromin and development of a commercial composting center; the ability of Limoneira and Agromin to generate the expected financial returns of the joint venture: the possibility that the joint venture will not realize any additional value to our stockholders, and managing the risks involved in the foregoing; the ability of the Company’s strategies to improve efficiency and reduce cost; changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh produce; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; disruption in the global supply chain; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; inability to pay debt obligations; ability to maintain compliance with debt covenants under our loan agreements or obtain modifications, waivers or deferrals of such covenants; changes in interest rates and the impact of inflation; availability of financing for land development activities; general economic conditions for residential and commercial real estate development; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; government restrictions on land use; the impact of foreign exchange rate movements; loss of important intellectual property rights; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.